                                                                     EXHIBIT 2.2



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                              OC MERGERCO 2, INC.,

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                       AND

                                THE SHAREHOLDERS

                                       OF

                      ICM COMMUNICATIONS INTEGRATION, INC.,



                           DATED AS OF AUGUST 13, 1999

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
1.   Definitions...........................................................................................................1

2.   The Merger............................................................................................................1

3.   Representations and Warranties........................................................................................7
     3.1.     Representations and Warranties of the Company and the Shareholders...........................................7
     3.2.     Additional Representations and Warranties of the Shareholders Relating to Underwriting......................18
     3.3.     Representations and Warranties of Each Shareholder..........................................................18
     3.4.     Representations and Warranties of PentaStar.................................................................20
     3.5.     Representations and Warranties of Acquiror..................................................................21
     3.6.     Survival of Representations.................................................................................22
     3.7.     Representations as to Knowledge.............................................................................22

4.   Pre-Closing Covenants................................................................................................22
     4.1.     General.....................................................................................................22
     4.2.     Operation and Preservation of Business......................................................................22
     4.3.     Full Access.................................................................................................23
     4.4.     Notice of Developments......................................................................................23
     4.5.     Exclusivity.................................................................................................23
     4.6.     Announcements...............................................................................................23
     4.7.     Closing Date Liabilities.  .................................................................................23
     4.8.     License Agreement...........................................................................................23
     4.9.     Agreement with NCI..........................................................................................23

5.   Post-Closing Covenants...............................................................................................24
     5.1.     Further Assurances..........................................................................................24
     5.2.     Transition..................................................................................................24
     5.3.     Cooperation.................................................................................................24
     5.4.     Confidentiality.............................................................................................24
     5.5.     Post-Closing Announcements..................................................................................24
     5.6.     Financial Statements........................................................................................24
     5.7.     Satisfaction of Liabilities.................................................................................24
     5.8.     Repurchase of Unpaid Receivables............................................................................25
     5.9.     Termination of Obligations..................................................................................25
     5.10.    Transfer Restrictions.......................................................................................25
     5.11.    Underwriter and Securities Act Restrictions,................................................................26

6.   Conditions to Closing................................................................................................26
     6.1.     Conditions to Obligation of PentaStar.......................................................................26
     6.2.     Conditions to Obligation of the Shareholders................................................................28



                                       (i)

7.   Remedies for Breaches of This Agreement..............................................................................29
     7.1.     Indemnification Provisions for Benefit of PentaStar and the Company.........................................29
     7.2.     Indemnification Provisions for Benefit of the Shareholders..................................................30
     7.3.     Matters Involving Third Parties.............................................................................31
     7.4.     Right of Offset.............................................................................................32
     7.5.     Other Remedies..............................................................................................32
     7.6.     Basket......................................................................................................32

8.   Termination..........................................................................................................32
     8.1.     Termination of Agreement....................................................................................32
     8.2.     Effect of Termination.......................................................................................32
     8.3.     Confidentiality.............................................................................................33

9.   Miscellaneous........................................................................................................33
     9.1.     No Third-Party Beneficiaries................................................................................33
     9.2.     Entire Agreement............................................................................................33
     9.3.     Succession and Assignment...................................................................................33
     9.4.     Counterparts................................................................................................33
     9.5.     Headings and Terms..........................................................................................33
     9.6.     Notices.....................................................................................................33
     9.7.     Governing Law...............................................................................................34
     9.8.     Amendments and Waivers......................................................................................34
     9.9.     Severability................................................................................................34
     9.10.    Expenses....................................................................................................34
     9.11.    Arbitration.................................................................................................35
     9.12.    Construction................................................................................................35
     9.13.    Incorporation of Exhibits...................................................................................35
     9.14.    Shareholders' Agent.........................................................................................36



                                      (ii)

Exhibits to ICM Merger Agreement:

     Exhibit 1.1(a)              Defined Terms
     Exhibit 1.1(b)              Form of Employment and Noncompetition Agreement
                                 between PentaStar and Schillinger
     Exhibit 1.1(c)              Form of Noncompetition Agreement
     Exhibit 1.1(d)              Contracts Which After Closing May Give Rise to
                                 ICM Obligations (Part (a) of Retained
                                 Liabilities)
     Exhibit 2(k)(i)             Form of Norwest Escrow Agreement
     Exhibit 2(k)(ii)            Form of Principal Stockholder's Escrow and
                                 Contingent Stock Agreement
     Exhibit 3.1(a)(i)(A)        ICM's Amended Certified Articles of
                                 Incorporation
     Exhibit 3.1(a)(i)(B)        ICM's Amended Bylaws
     Exhibit 3.1(b)(i)           ICM Stock and Stock Restrictions to be
                                 Terminated by Shareholders Prior to Closing
     Exhibit 3.1(b)(ii)          Network Communication Integration Disclosure
                                 and ICM Subsidiaries
     Exhibit 3.1(c)              Notices/Consents to be Obtained Prior to
                                 Closing
     Exhibit 3.1(d)(i)(A)        ICM Financial Statements
     Exhibit 3.1(d)(i)(B)        ICM Expenses
     Exhibit 3.1(e)(i)           Material Contracts Obligating ICM
     Exhibit 3.1(e)(iv)          ICM Cancelled and Doubtful Accounts and Notes
     Exhibit 3.1(e)(vi)          Wage/Salary Increases
     Exhibit 3.1(f)(iii)         ICM Tax Returns
     Exhibit 3.1(f)(v)           ICM "S" Corporation Election
     Exhibit 3.1(f)(vi)          ICM Carryforwards
     Exhibit 3.1(g)(i)           Encumbrances
     Exhibit 3.1(h)              ICM Contracts and Other Matters
     Exhibit 3.1(i)(i)           ICM Litigation
     Exhibit 3.1(i)(ii)          ICM Violations of Legal Requirements or Rights
     Exhibit 3.1(k)              ICM Liability Claims, Other Than Those on
                                 Listed Exhibit 3.1(i)(i) and Termination
                                 Agreements
     Exhibit 3.1(l)              ICM Insurance Claims, Other Than Those Listed
                                 on Exhibit 3.1(k)
     Exhibit 3.1(m)(i)           Company Welfare Plans and Simple IRA Plans
                                 Sponsored by Company
     Exhibit 3.1(m)(iii)         ICM Benefit Arrangements
     Exhibit 3.1(n)              ICM Employees who may Terminate Employment
     Exhibit 3.1(o)(i)(A)        ICM Principal Customers
     Exhibit 3.1(o)(i)(B)        ICM Principal Providers
     Exhibit 3.1(o)(i)(C)        US West Contract
     Exhibit 3.1(s)              ICM Brokers' Fees
     Exhibit 3.1(t)              ICM Guarantors/Guaranties
     Exhibit 3.2                 Additional Shareholders Representations and
                                 Warranties Relating to Underwriting
     Exhibit 3.3(a)(ii)          Other Information Relating to PentaStar
     Exhibit 3.3(a)(x)           Shareholders' Information and Exceptions to
                                 Accredited Investor Status
     Exhibit 3.4(b)(i)           Capitalization of PentaStar
     Exhibit 3.5(a)              OC Mergerco 2, Inc.'s Certified Articles of
                                 Incorporation, Bylaws and Minute Book
     Exhibit 4.8                 License Agreement
     Exhibit 4.9                 NCI Agreement and Note
     Exhibit 6.1(i)              Form of Opinion of Shareholders' Counsel
     Exhibit 6.2(e)              Form of Opinion of PentaStar's Counsel



                                      (iii)

                  This Agreement and Plan of Merger is entered into as of August 13, 1999 among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), OC Mergerco 2, Inc., a Delaware corporation (the "Acquiror," and after the Effective Time, the "Surviving Corporation"), ICM Communications Integration, Inc. (the "Company"), and the Persons identified on the signature page hereto as Shareholders (individually, a "Shareholder" and collectively, the "Shareholders").

                                    Recitals

                  A. Prior to July 30, 1999, the Shareholders owned all of the issued and outstanding capital stock of the Company. On July 30, 1999, the Shareholders transferred all of such capital stock to OpCom, LLC, a Colorado limited liability company (the "LLC"), in exchange for all of the Class B membership interests in the LLC (the "Stock/LLC Exchange").

                  B. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire all of the business operations of the Company through a statutory merger of the Company with and into the Acquiror, with the Acquiror as the surviving entity (the "Transaction").

                  C. The Boards of Directors of each of PentaStar, the Acquiror and the Company has determined that the Transaction is in the best interests of their respective corporations and shareholders.

                  D. It is intended that the Transaction will qualify as a reorganization under the provisions of Section 368(a)(1)(A) pursuant to Section 368(a)(2)(D) of the Code.

                  E. PentaStar, the Acquiror, the Company and the Shareholders desire to make certain representations, warranties and agreements in connection with the Transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2. The Merger. Subject to the terms and conditions of this Agreement and the corporation laws of the states of Delaware and Washington, at the Effective Time, the Company will be merged with and into the Acquiror (the "Merger") and the separate existence of the Company will cease and the Acquiror will continue as the surviving corporation in the Merger. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable law, including Sections 251 and 252 of the Delaware General Corporation Law and Section 23B.11.070 of the Washington Business Corporation Act and, subject to applicable law, the following additional effects:

                  (a) Basic Transaction. At the Effective Time, the Shareholders will receive the consideration described in Section 2(k), and the Company Shares owned by the Shareholders will be canceled and will cease to represent any interest in the Company or the Surviving Corporation. As of the Effective Time, the stock transfer books of the Company will be closed and no transfer or issuance of shares of capital stock of the Company will be permitted.

                  (b) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Acquiror, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation will become "ICM Communications Integration, Inc.," and such Certificate of Incorporation may thereafter be amended as provided therein and by the Delaware General Corporation Law.

                  (c) Bylaws. At the Effective Time, the Bylaws of the Acquiror, as in effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware General Corporation Law.

                  (d) Directors. At the Effective Time, the directors of the Acquiror immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law and until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

                  (e) Officers. At the Effective Time, the officers of the Acquiror immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law and until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

                  (f) Properties and Liabilities. At the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and the Acquiror will vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and the Acquiror will become the debts, liabilities, and duties of the Surviving Corporation.

                  (g) Documents. Subject to the terms and conditions in this Agreement, the parties shall prepare, sign, and acknowledge, in accordance with the Delaware General Corporation Law and the Washington Business Corporation Act, a certificate of merger (the "Certificate of Merger") and articles of merger (the "Articles of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the Delaware General Corporation Law on the Closing Date and the Articles of Merger to the Secretary of State of the State of Washington for filing pursuant to the Washington Business Corporation Act on the Closing Date. The Merger shall become effective on the date on which the Articles of Merger and the Certificate of Merger have been duly filed with the Washington Secretary of State and the Delaware Secretary of State, respectively (the "Effective Time").

                  (h) Share Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of any corporation, each share of capital stock of the Company will be converted into the right to receive the consideration payable pursuant to Section 2(k). Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company as treasury stock, if any, will be cancelled and retired, and no cash, PentaStar Shares or other consideration shall be delivered or payable in exchange therefor. Each share of the capital stock of the Acquiror issued and outstanding immediately prior to the Effective Time will remain issued and outstanding.

                  (i) Fractional Shares. No certificates or scrip representing fractional shares of any class of PentaStar Shares will be issued pursuant to the Merger. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of the Surviving Corporation. In lieu of any such fractional shares of any class of PentaStar Shares, each Shareholder will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the value of an PentaStar Share issuable pursuant to this Agreement (as determined as of the Closing Date) by the fractional interest in such PentaStar Shares to which such Person would otherwise be entitled.

                  (j) Estimated Closing Date Balance Sheet. No earlier than ten Business Days prior to the Closing or later than three Business Days prior to the Closing, the Shareholders will deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the period ended December 31, 1998. The Estimated Closing Date Balance Sheet will set forth, in addition to other items required by GAAP, the amount of
(i) Cash held by the Company, (ii) the Closing Date Liabilities and each item thereof, and (iii) the Retained Liabilities described in clauses (b), (c) and
(d) of the definition of Retained Liabilities and each item thereof.

                  (k) Consideration. The consideration payable by the Acquiror to the Shareholders pursuant to the Merger will be an amount equal to the sum of
(a) (1) cash in an amount of $1,923,000, plus (2) the amount of Cash set forth on the Estimated Closing Date Balance Sheet, minus (3) the amount of the Closing Date Liabilities as set forth on the Estimated Closing Date Balance Sheet; plus
(b) 165,000 (which number of shares shall be subject to adjustment as set forth below) PentaStar Shares (collectively the "Purchase Price"). The Purchase Price will be adjusted in accordance with Section 2(m), and will be payable and issuable to the Shareholders in accordance with the following percentages and proportions:


                      NUMBER OF COMPANY     CASH                REGULAR        GUARANTEED        TOTAL NUMBER OF
SHAREHOLDER           SHARES OWNED          CONSIDERATION       SHARES          SHARES           PENTASTAR SHARES
-----------           ------------          -------------       ------          ------           ----------------
Dennis Schillinger          123,381.75     $  200,000.00       100,000.00      20,000.00            120,000.00
Nicolas van Gelder          117,381.75     $  508,669.58        12,430.34       3,682.75             16,113.09
Norma Douthit                82,254.50     $  356,446.91         7,523.20       2,105.75              9,628.97
John Hall                    82,254.50     $  356,446.91         7,523.20       2,105.75              9,628.97
Charles Gibson               82,254.50     $  356,446.91         7,523.20       2,105.75              9,628.97
Jeanette Murphy              12,342.00     $   67,595.77             0.00           0.00                  0.00
Rick Johnson                 10,000.00     $   54,768.89             0.00           0.00                  0.00
Ed Peterson                   4,131.00     $   22,625.03             0.00           0.00                  0.00
                            ----------     -------------       ----------      ---------            ----------
                            514,000.00     $1,923,000.00       135,000.00      30,000.00            165,000.00

The cash consideration payable set forth in the above table will be adjusted in accordance with the foregoing clauses (a)(2) and (a)(3) in the first sentence of
Section 2(k). The Shareholders acknowledge and agree that the proportions in which they will share the cash and PentaStar Shares payable and issuable to them as part of the Purchase Price (as set forth immediately above) are different from their relative percentage interests in the Company. The Shareholders hereby agree to the proportions above and waive any right they may have to receive all elements of the Purchase Price in proportion to their relative stock ownership of the Company. On the Closing Date, the Surviving Corporation will (i) pay to the Shareholders by wire transfer in immediately available funds to an account or accounts designated by the Shareholders' Agent (in accordance with the amounts set forth above) in cash the amount of the sum of (A) the cash portion of the Purchase Price as set forth in the preceding clause (a) minus (B) $500,000; (ii) issue 165,000 shares of PentaStar Common Stock to the Shareholders (in such amounts as set forth above); and (iii) deposit $500,000 in cash (the "Escrow Deposit") into an Escrow Account (as defined in the Escrow Agreement the form of which is attached as Exhibit 2(k)(i)) with the Escrow Agent; and (iv) pay, or make provision for payment of, the Closing Date Liabilities set forth on the Estimated Closing Date Balance Sheet. The Escrow Deposit will be held, invested, administered and disbursed according to this Agreement and the Escrow Agreement. If the per share initial public offering price of the PentaStar Common Stock in the IPO (the "Per Share IPO Price") is less than $9 per share, then the aggregate number of PentaStar Shares to be issued as part of the Purchase Price will instead be determined as follows:

         X = Number of PentaStar Shares to be issued if the Per Share IPO Price is less than $9 per share

         Y = Per Share IPO Price

         X = (135,000) + ($270,000/Y) (referred to as the "Guaranteed Shares")

If there is an adjustment in the Guaranteed Shares as provided pursuant to the formula above, the Guaranteed Shares shall be distributed to the Shareholders in the same proportion as the Shareholders own the Guaranteed Shares as set forth above in this Section 2(k).

For example, if the Per Share IPO Price is $8 per share, then the aggregate number of PentaStar Shares would be 168,750 rather than 165,000. The aggregate number of PentaStar Shares would be computed as follows: (135,000) + ($270,000/8) (e.g. Guaranteed Shares), which equals 135,000 + 33,750 for a total of 168,750 PentaStar Shares, consisting of 135,000 PentaStar Shares and 33,750 Guaranteed Shares. The 33,750 Guaranteed Shares would be distributed as follows:
(i) two thirds to Dennis Schillinger and (ii) one third to the Shareholders (other than Dennis Schillinger) to be distributed between such Shareholders (other than Dennis Schillinger) according to the ratio of PentaStar Shares each Shareholder receives in the Merger to the total PentaStar Shares all Shareholders (other than Dennis Schillinger) receive in the Merger, in each case as described above.

If the Per Share IPO Price is more than $11 per share, then the aggregate number of PentaStar Shares to be issued as part of the Purchase Price will instead be determined as follows:

         X = Number of PentaStar Shares if the Per Share IPO Price is more than
             $11 per share
         Y = Per Share IPO Price

         X = (135,000) + ($330,000/Y)

On the Closing Date, Schillinger will deposit 40,000 shares of PentaStar Common Stock (out of the 120,000 shares he receives pursuant to the Merger) with PentaStar, pursuant to the Principal Stockholder's Escrow and Contingent Stock Agreement in the form attached as Exhibit 2(k)(ii) (the "Schillinger Escrow Agreement"). The Schillinger Escrow Agreement provides that upon the occurrence of certain conditions, Schillinger may receive a greater or lesser number of PentaStar Shares than the number initially deposited with PentaStar pursuant to the Schillinger Escrow Agreement. The parties agree that any adjustment in the number of such shares will be treated as an adjustment to the Purchase Price.

                  (l) Closing Date Balance Sheet. Within 60 days after the Closing Date, an audited balance sheet for the Company will be prepared as of the Closing Date (the "Closing Date Balance Sheet") and delivered to PentaStar and the Shareholders. The Closing Date Balance Sheet will be prepared by Arthur Andersen LLP in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the period ended December 31, 1998. PentaStar will pay the fees and expenses of Arthur Andersen LLP incurred in connection with the preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet will set forth, in addition to other items required by GAAP, the amount of (i) Cash on hand of the Company, (ii) the Closing Date Liabilities and each item thereof and (iii) the Retained Liabilities described in clauses
(b), (c) and (d) of the definition of Retained Liabilities and each item thereof.

                  (m) Post-Closing Adjustment to the Purchase Price. Following delivery of the Closing Date Balance Sheet in accordance with Section 2(l), the cash portion of the Purchase Price will be adjusted as follows:

                           (i) Within 20 days after receipt of the Closing Date
Balance Sheet, PentaStar or the Shareholders, as the case may be, will, in a written notice to the other either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Shareholders to object to the Closing Date Balance Sheet within such 20-day period will be deemed to be an acceptance by such Person of the Closing Date Balance Sheet.

                           (ii) If any adjustments to the Closing Date Balance
Sheet are proposed, PentaStar and the Shareholders will negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments described in Section 2(m)(i), PentaStar and the Shareholders will retain the Denver, Colorado office of BDO Seidman to resolve such dispute, which resolution will be final and binding. The fees and expenses of BDO Seidman will be shared equally by PentaStar, on the one hand, and Shareholders, on the other hand, and BDO Seidman will be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes concerning the Closing Date Balance Sheet will be resolved in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the period ended December 31, 1998, by choosing the position of Arthur Andersen LLP or the objecting party under Section 2(m)(i) without change, within 30 days of the expiration of the 10-day period described in this Section 2(m)(ii).

                           (iii) Within 10 Business Days after the later of the
acceptance of the Closing Date Balance Sheet by PentaStar and the Shareholders or the resolution of any disputes under Section 2(m)(ii), as the case may be, the cash portion of the Purchase Price will be adjusted as follows: First, to the extent that the amount of the Closing Date Liabilities as set forth on the Closing Date Balance Sheet is more than the amount of the Closing Date Liabilities as set forth on the Estimated Closing Date Balance Sheet, the cash portion of the Purchase Price will be reduced and the difference will be refunded in cash by the Shareholders to PentaStar. If the amount of the Closing Date Liabilities as set forth on the Closing Date Balance Sheet is less than the amount of the Closing Date Liabilities as set forth on the Estimated Closing Date Balance Sheet, the cash portion of the Purchase Price will be increased and the difference will be paid in cash by PentaStar to the Shareholders in the proportions set forth above under Section 2(k). If the amount of the Closing Date Liabilities as set forth on the Closing Date Balance Sheet is equal to the amount of the Closing Date Liabilities as set forth on the Estimated Closing Date Balance Sheet, no adjustment will be made in the Purchase Price on account of any Closing Date Liabilities. Second, in addition to the Purchase Price adjustment described above in this Section 2(m)(iii), if the amount reflected as Cash on the Closing Date Balance Sheet is less than the amount reflected as Cash on the Estimated Closing Date Balance Sheet, the cash portion of the Purchase Price will be reduced and the difference will be refunded in cash by the Shareholders to PentaStar. If the amount reflected as Cash on the Closing Date Balance Sheet exceeds the amount reflected as Cash on the Estimated Closing Date Balance Sheet, the cash portion of the Purchase Price will be increased and the difference will be paid in cash by PentaStar to the Shareholders in the proportions set forth above under Section 2(k). If the amount reflected as Cash on the Closing Date Balance Sheet is equal to the amount reflected as Cash on the Estimated Closing Date Balance Sheet, no adjustment will be made to the Purchase Price on account of any Cash. PentaStar will pay in cash to the Shareholders, in the proportions set forth in Section 2(k), the amount of the Purchase Price increase required under this Section 2(m)(iii), if any, within the time period described in the first sentence of this Section 2(m)(iii). In the event that the amounts reflected on the final Closing Date Balance Sheet result in both a Purchase Price reduction and a Purchase Price increase under this Section 2(m)(iii), the amounts of such reduction and increase will be offset against each other and PentaStar or the Shareholders, as the case may be, will make a payment to the other of the net amount of the adjustment to the Purchase Price.

                           (iv) All amounts payable by the Shareholders to
PentaStar or any accounting firm under Section 2(m) will be paid as follows:
Each Shareholder will pay its pro rata share of such amount determined by multiplying the total amount payable by a fraction, the numerator of which is the number of Shares owned by such Shareholder immediately prior to the Closing, and the denominator of which is total number of Shares; provided that, not withstanding the foregoing, the Shareholders will, severally but not jointly, be liable for any amounts payable to PentaStar under this Section 2(m). Any adjustment in the Purchase Price made under this Section 2(m) will be allocated as an adjustment to the consideration paid for the Company Shares.

                  (n) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. concurrently with the closing of the IPO. All transactions contemplated by this Agreement will be effective at 12:00 a.m. local time in Denver,

Colorado, on the day of the Closing (such effective time being the "Closing Date").

                  (o) Deliveries at the Closing. At the Closing, (i) the Shareholders will deliver to PentaStar the various certificates, instruments and documents referred to in Section 6.1 and (ii) PentaStar will deliver to the Shareholders the various certificates, instruments and documents referred to in
Section 6.2.

3.       Representations and Warranties.

         3.1. Representations and Warranties of the Company and the Shareholders. The Company and the Shareholders each represent and warrant to PentaStar that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1).

                  (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and is qualified and authorized to do business as a foreign corporation and is in good standing in Oregon, which is the only jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation (certified by the Secretary of State of the State of Washington) and the bylaws of the Company, both as amended to date, which have been delivered to PentaStar by the Shareholders and are attached as Exhibits 3.1(a)(i)(A) and 3.1(a)(i)(B), respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its articles of incorporation or bylaws. The minute books (which contain the records of all meetings of or actions by the shareholders, the board of directors, and any committees of the board of directors) and the stock certificate books and the stock record books of the Company, copies of which have been delivered to PentaStar by the Shareholders, are correct and complete.


                  (b) Ownership and Capitalization.

                           (i) The authorized capital stock of the Company
consists of 1,000,000 shares of common stock, no par value. Prior to the Stock/LLC Exchange, each Shareholder owned, and immediately prior to the Closing each Shareholder will own, beneficially and of record, free and clear of any Encumbrance or Tax, the number of shares of the common stock, no par value, of the Company (the "Company Shares") set forth opposite such Shareholder's name in
Section 2(k) above, and the Company Shares reflected in Section 2(k) constitute all of the issued and outstanding capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. There is no authorized or outstanding stock or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of the Company's capital stock or any treasury stock, and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to any capital stock of the Company. Except as set forth on Exhibit 3.1(b) (i), all of which the Shareholders shall cause to be terminated prior to the Closing, there are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls, or other commitments or restrictions of any character relating to any of the Shares, except those restrictions on transfer imposed by the Securities Act of 1993, as amended, and applicable state securities laws.

                           (ii) Except as set forth on Exhibit 3.1(b)(ii), the
Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, as set forth on Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Exhibit 3.1(b)(ii) describes Network Communication Integration, Inc., its relationship to the Company, the business it conducts and the Company employees.

                  (c) Authority; No Violation. (i) Each Shareholder and each relative or affiliate of the Company or of a Shareholder who is party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, relative or affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements will when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, each such Shareholder, relative or affiliate who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby will not
(A) violate any Legal Requirement to which the Company, any Shareholder, or any relative or affiliate of the Company or of any Shareholder who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such affiliate, or (B) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Shareholder, or of any such relative or affiliate pursuant to any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Shareholder or any such relative or affiliate is a party or by which the Company, any Shareholder, or any such relative or affiliate or any of their respective assets and properties is bound or subject. Except for notices that will be given and consents that will be obtained by the Shareholders prior to the Closing (each of which is set forth in Exhibit 3.1(c)), neither the Company, any Shareholder, nor any such relative or affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

                  (d) Financial Statements; Absence of Liabilities. (i) The audited balance sheets of the Company as of December 31, 1997 and December 31, 1998, the related statements of income, shareholders' equity and cash flows for the fiscal years then ended, the unaudited balance sheet of the Company as of June 30, 1999 (the latter being referred to as the "Latest Balance Sheet"), and the related statements of income, shareholders' equity and cash flows for the six-month period then ended have been prepared in accordance with GAAP on a consistent basis (except that the Latest Balance Sheet and the related statements of income, shareholders' equity and cash flows for the six-month period ended June 30, 1999 may be subject to customary year-end adjustments, none of which will be material in amount), are in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and, to the best knowledge of the Shareholders, fairly present the financial position and results of operations of the Company in all material respects as of such dates and for each of the periods indicated. As of the date of each of such balance sheet, to the best knowledge of the Shareholders, the Company had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). To the best knowledge of the Shareholders, the expenses itemized on Exhibit 3.1(d)(i)(B) and reflected in the Company's financial performance for the 12-month period ended December 31, 1998 will not be realized on an on-going basis after the Closing.

                           (ii) Since the date of the Latest Balance Sheet, the
Company has not incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business. As of the Closing, the Company will have no Liability (and there is no basis for the assertion of any Liability), except for the Retained Liabilities. Notwithstanding anything to the foregoing in this Section 3.1(d), the representations set forth in this Section 3.1(d) will not be qualified or deemed to be qualified as to the knowledge or best knowledge with respect to Schillinger.

                  (e) Absence of Certain Agreements, Changes or Events. The Company is not, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (i) pursuant to which the Company is obligated to furnish any services, product or equipment and (ii) that has been prepaid with respect to any period after the Closing Date. Since June 30, 1999, the Company has not (i) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business; (ii) delayed or postponed the payment of accounts payable or other Liabilities or accelerated the collection of any receivable beyond stated, normal terms; (iii) sold or otherwise transferred any of its assets or properties; (iv) except as disclosed in Exhibit 3.1(e)(iv), cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $5,000 in the aggregate; (v) changed in any significant manner the way in which it conducts its business; (vi) except as provided in Exhibit 3.1(e)(vi) made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour, as applicable, any general wage or salary increase, or any additional benefits of any kind or nature; (vii) except as otherwise expressly permitted by this
Section 3.1(e), (A) entered into any contracts or agreements, or made any commitments, involving more than $5,000 individually or in the aggregate or (B) accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 individually or in the aggregate; (viii) except for the cancellation or write down of accounts receivable in accordance with its doubtful accounts as disclosed on Exhibit 3.1(e)(iv), suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (ix) except for the payment to Nicolas van Gelder for the purchase of 6,000 of his Company Shares pursuant to an agreement dated December 12, 1999 (a copy of which has been provided to PentaStar), made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any Shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than payment to the Shareholders of the proportionate monthly amount of their respective normal annualized salaries due and payable during such period); (x) or agreed to incur, take, enter into, make or permit any of the matters described in clauses (i) through (ix).

                  (f)      Tax Matters.

                           (i) The Company has filed all Tax Returns that it was
required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Except for the Company's 1998 federal income tax return, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) To the best knowledge of the Shareholders, the
Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                           (iii) To the best knowledge of the Shareholders,
there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the

Company. Exhibit 3.1(f)(iii) lists all federal, state, local and foreign income Tax Returns (except federal payroll Tax Returns) filed with respect to the Company for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1992.

                           (iv) The Company has not waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v) Neither the Company nor any of its shareholders
has ever filed (A) an election pursuant to Section 1362 of the Code that the Company be taxed as an "S" corporation, except as set forth on Exhibit 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) since the distribution of the Company's Shares to the Shareholders in 1997 pursuant to Section 355 of the Code and, to the best knowledge of the Shareholders, the Company has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                           (vi) Exhibit 3.1(f)(vi) sets forth the following
information with respect to the Company as of the most recent practicable date:
(A) the basis of the Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Company.

                  (g)      Assets and Properties.

                           (i) The Company has good and marketable title to, or
a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it, located on its Premises, or shown on the Latest Balance Sheet or acquired after the date thereof. Except as provided in
Exhibit 3.1(g)(i), as of the Closing, all of the Acquired Assets will be owned by the Company, free and clear of all Encumbrances except for the Retained Liabilities. Since June 30, 1999, the Company has not entered into any contract or made any commitment to sell all or any part of its assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices. The Company owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Company's operations has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). All leases of real property between the Company and any Shareholder, officer or director or any relative or affiliate thereof are on fair market terms (including rent at fair market value). None of the Shareholders, nor any relative or affiliate thereof, own any asset, tangible or intangible, which is used in the business of the Company, other than real property leased to the Company at fair market value which leases are disclosed in Schedule 3.1(h).

                           (ii) The Premises constitute all of the real
property, buildings and improvements used by the Company in its business. To the best knowledge of the Shareholders, the Premises have been occupied, operated and maintained by the Company in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                           (iii) No party to any lease with respect to any
Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

                  (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h) is a correct and complete list setting forth the following items:

                           (i) the following contracts and other agreements in
effect as of the Closing Date to which the Company is a party:

                                    (A) any agreement (or group of related
agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                                    (B) any agreement pursuant to which the
Company, or any of the Shareholders on behalf of the Company, has made a deposit in an amount greater than $5,000;

                                    (C) any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or involve consideration in excess of $10,000;

                                    (D) any agreement in which the Company
participates in a partnership or joint venture;

                                    (E) any agreement (or group of related
agreements) under which the

Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation in excess of $10,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                                    (F) any agreement concerning confidentiality
or noncompetition;

                                    (G) any agreement with any of the
Shareholders or any relative or affiliate thereof (other than the Company);

                                    (H) any profit sharing, stock option, stock
purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                                    (I) any collective bargaining agreement;

                                    (J) any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                                    (K) any agreement under which the Company
has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                                    (L) any agreement obligating the Company to
meet another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                                    (M) any agreement under which the
consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company;

                                    (N) any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $10,000 in any one year; or

                                    (O) any agreement with Network
Communications Integration, Inc. ("NCI") or any affiliate thereof.

                           (ii) All material claims, deposits, causes of action,
choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

                           (iii) All material franchises, approvals, Permits,
licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                           (iv) Each item of Intellectual Property owned by the
Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                           (v) The name of each bank or other financial
institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

         The Shareholders have delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement, and except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other laws of general application affecting enforcement of creditors' rights generally: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholders, any other party is in breach or default, and, to the best knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (i) Litigation; Compliance with Applicable Laws and Rights.

                           (i) There is no outstanding Order against, nor,
except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Shareholders, threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

                           (ii) To the best knowledge of the Shareholders,
except as set forth on Exhibit 3.1(i)(ii), neither the Company nor the Company's assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Shareholders, threatened against, the Company alleging any such violation.

                  (j) Notes and Accounts Receivable. Except as disclosed in
Exhibit 3(e)(iv), the notes and accounts receivable of the Company reflected on its Latest Balance Sheet, and all notes and accounts receivable arising on or prior to the Closing Date, arose and will arise from bona fide transactions by the Company in the ordinary course of business and are valid receivables with trade customers subject to no setoffs or counterclaims.

                  (k) Product Quality, Warranty and Liability. To the best knowledge of the Shareholders, all services and products sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. Except as disclosed on Exhibit 3.1(k), no service or product sold, leased, provided or delivered by the Company to customers on or prior to the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and, to the best knowledge of the Shareholders, there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company since January 1, 1996, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on
Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

                  (l) Insurance. The Company has policies of insurance (i) covering risk of loss on the Acquired Assets, (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage, and (iii) for business interruption, all, to the best knowledge of the Shareholders, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies will remain in full force and effect until the Closing Date. Neither the Company nor, to the best knowledge of the Shareholders, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Shareholders, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and will be paid on such policies through the Closing Date. The Company has been covered since the inception of the Company by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made during such period with respect to any insurance coverage of the Company, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l).

                  (m)      Pension and Employee Benefit Matters.

                           (i) Exhibit 3.1(m)(i) lists each Employee Benefit
Plan that is an Employee Welfare Benefit Plan (the "Company Welfare Plans"). As of the Closing Date and for the preceding three years, neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to, or has had any obligation under any Employee Benefit Plan, other than the Company Welfare Plans and the Company's Simple IRA Plan. Correct and complete copies of each Company Welfare Plan have been delivered to PentaStar by the Shareholders.

                           (ii) Each Company Welfare Plan has been maintained
and administered in substantial compliance with its terms and with all applicable Legal Requirements.

                           (iii) Exhibit 3.1(m)(iii) lists each employment,
severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, reduced interest or interest free loans (other than sales advances made in the ordinary course of business), mortgages, relocation assistance or post-retirement insurance, compensation or other benefits that: (A) is not an Employee Benefit Plan; (B) is entered into, maintained or contributed to, by the Company; and (C) covers any employee or former employee of the Company or any relative thereof. Such contracts, plans and arrangements as are described in this Section 3.1(m)(iii), are hereinafter referred to collectively as the "Benefit Arrangements." Copies and descriptions (including descriptions of the number and employment classifications of employees covered by each such Benefit Arrangement) have been delivered by the Shareholders to PentaStar and attached hereto as part of
Exhibit 3.1(m)(iii). Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all Legal Requirements that are applicable to each such Benefit Arrangement.

                           (iv) No Company Welfare Plan is maintained in
connection with any trust described in Section 501(c)(9) of the Code.

                           (v) There have been no prohibited transactions with
respect to any Company Welfare Plan. No "Fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Welfare Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Company Welfare Plan (other than routine claims for benefits) is pending or, to the best knowledge of the Shareholders, is threatened. None of the Shareholders has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                           (vi) The Company does not maintain and has never
maintained nor contributes, or ever has contributed, or ever has been required to contribute, to any Company Welfare Plan providing health or medical benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B). No condition exists that would prevent the Company from amending or terminating any Company Welfare Plan or Benefit Arrangement providing health or medical benefits in respect of any active or retired employees of the Company.

                           (vii) Any Company Welfare Plan that is a "group
health plan" (as defined in Code Section 5000(b)(l)) has been administered in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and nothing done or omitted to be done in connection with the maintenance or administration of any Company Welfare Plan that is a "group health plan" has made or will make the Company subject to any liability under Title I of ERISA, excise Tax Liability under Code Section 4980B or has resulted or will result in any loss of income exclusion for a participant under Code Sections 105(h) or 106.

                           (viii) There is no contract, agreement, plan or
arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(a)(l) of the Code.

                           (ix) The Company has made, before the date of this
Agreement, all required contributions and premium payments under each Company Welfare Plan and Benefit Arrangement for all completed fiscal years including contributions that may not by law have otherwise been required to be made until the due date for filing the Tax Return for any completed fiscal year.

                  (n) Employees and Labor. Except as set forth on Exhibit 3.1(n), the Company has not received any notice, nor, to the best knowledge of the Shareholders, is there any reason to believe that any executive or Key Employee of the Company or any material group of employees of the Company has any plans to terminate his, her or its employment with the Company. No executive or Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such executive or Key Employee from devoting his or her full business time to the affairs of the Company prior to the Closing Date and, if such person becomes an employee of PentaStar, to the affairs of PentaStar after the Closing Date. The Company will not be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended (29 U.S.C.A. Section 2101, et. seq.), or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. To the best knowledge of the Shareholders, the Company does not have any labor relations problems or disputes, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company is not a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

                  (o) Customer and Service Provider Relationships. Exhibit 3.1(o)(i)(A) lists each customer that individually or with its affiliates was, based on the Company's revenues during the fiscal year ended December 31, 1998, one of the Company's ten largest customers during such fiscal year or accounted for 2% or more of the Company's revenues during such fiscal year (the "Principal Customers"). Exhibit 3.1(o)(i)(B) lists each Person who is a service provider to the customers of the Company as of the date of this Agreement (the "Principal Providers"). The Company has good commercial working relationships with its Principal Customers and Principal Providers and since December 31, 1998, no Principal Customer or Principal Provider has cancelled or otherwise terminated its relationship with the Company, materially decreased its purchases from or services supplied to the Company, or threatened to take any such action; provided, however, that US West, which accounts for nearly all of the Company's revenue, is subject to a contract that terminates on December 31, 2000, a copy of which is included in Exhibit 3.1(o)(i)(C) and pursuant to which there is no right to extend ("US West Contract"). To the best knowledge of the Shareholders, the Shareholders have no reasonable basis to anticipate any problems with the Company's Principal Customer or Principal Provider relationships, subject to the foregoing. To the best knowledge of the

Shareholders, no Principal Customer or Principal Provider has any plans to terminate their relationship with the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect the relationship of the Company with any Principal Customer or Principal Provider prior to the Closing Date or of PentaStar with any Principal Customer or Principal Provider after the Closing Date; provided that the Company obtains the consent of US West to the Transaction.

                  (p) Environmental Matters. To the best knowledge of the Shareholders, the Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated the Premises and all other real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

                  (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on
Exhibit 3.1(h). Except as provided in Exhibit 3.1(h), to the best knowledge of the Shareholders, the continued operation of the business of the Company as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Shareholders, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company. The Company has not granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. No claims are pending or, to the best knowledge of the Shareholders, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholders, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

                  (r) Year 2000 Warranty. To the best knowledge of the Shareholders, the computer software owned by the Company and all other Intellectual Property used or held for use by the Company in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with third party hardware, software, firmware and data over which the Shareholders and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (i) developed or (ii) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

                  (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), the Company does not have, and will not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

                  (u) Disclosure. None of the documents or information provided to PentaStar by the Company, any Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Sections 3.1, 3.2 and 3.3 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best knowledge of the Shareholders, there is no fact which materially adversely affects the business, condition, affairs or operations of the Company or any of its properties or assets which has not been set forth in this Agreement or such Exhibits, including such financial statements.

                  Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Each of the Company and the Shareholders acknowledge and agree that the fact that it or they have made disclosures pursuant to Section 3.1, 3.2 or 3.3 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Surviving Corporation shall not relieve the Shareholders of their obligation pursuant to Article 7 to indemnify and hold PentaStar harmless from all Adverse Consequences, to the extent provided in this Agreement.

         3.2. Additional Representations and Warranties of the Shareholders Relating to Underwriting. Each Shareholder represents and warrants to PentaStar that the statements contained in Exhibit 3.2 will be correct and complete as of the Closing Date and may be relied upon by PentaStar in making related representations and warranties to the underwriters of PentaStar's IPO.

         3.3. Representations and Warranties of Each Shareholder. Each Shareholder represents and warrants to PentaStar that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.3).

                  (a) Investment Representations. (i) Such Shareholder is acquiring the shares of PentaStar Common Stock to be issued to such Shareholder pursuant to the Transaction (the "PentaStar Shares") for such Shareholder's own account and not on behalf of any other Person; such Shareholder is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) such Shareholder (or, if such Shareholder is not an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, such Shareholder through such Shareholder's purchaser representative ("Purchaser Representative") as duly designated pursuant to documentation delivered and reasonably satisfactory to PentaStar on or before the execution of this Agreement (the "Purchaser Representative Documents")) has been furnished all information that such Shareholder (and such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor") deems necessary to enable such Shareholder (and such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor") to evaluate the merits and risks of an investment in PentaStar (including without limitation the draft dated August 13, 1999 of PentaStar's Registration Statement on SEC Form SB-2 relating to the IPO (the "Registration Statement") and the other information described on Exhibit 3.3(a)(ii); such Shareholder (and such Shareholder's Purchaser Representative if such Shareholder is not an "accredited investor") has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the Registration Statement, including, without limitation, the background and experience of the current and proposed officers and directors of PentaStar, the plans for the operations of the business of PentaStar, the business, operations and financial condition of DMA Ventures, Inc. d/b/a Access Communications and any plans for additional acquisitions, and all such questions, if any, have been answered to the full satisfaction of such Shareholder (and such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor"); (iii) no Person other than such Shareholder has (x) any rights in and to the PentaStar Shares, which rights were obtained through or from such Shareholder; or (y) any rights to acquire the PentaStar Shares, which rights were obtained through or from such Shareholder; (iv) such Shareholder (or such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor") has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of PentaStar) that such Shareholder (or such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor") is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and such Shareholder is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) such Shareholder represents that it has adequate means of providing for its current needs and has no need for liquidity in its investment in the PentaStar Shares; such Shareholder has no reason to anticipate any material change in its financial condition for the foreseeable future; (vi) such Shareholder is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that such Shareholder will realize any gain from this investment, and that such Shareholder could lose the total amount of its investment; (vii) such Shareholder understands that no United States federal or state agency has made any finding or determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) such Shareholder is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (ix) except as set forth herein, no representations or warranties have been made to such Shareholder (or such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor") by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction such Shareholder is not relying upon any information, other than from the results of independent investigation by such Shareholder (or such Shareholder's Purchaser Representative, if such Shareholder is not an "accredited investor"); and (x) such Shareholder understands that the PentaStar Shares are being offered to such Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein (and in the Purchaser Representative Documents, if applicable) in order to determine the applicability of such exemptions and the suitability of such Shareholder to acquire the PentaStar Shares. Except as set forth on
Exhibit 3.3(a)(x) the Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Exhibit 3.3(a)(x) also sets forth each Shareholder's state of residency.

         All the certificates representing PentaStar Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT

THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         3.4. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Shareholders that the statements contained in this Section
3.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.4).

                  (a) Organization, Good Standing, Power, Etc. PentaStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. PentaStar has full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements, and this Agreement constitutes, and the Other PentaStar Agreements will when executed and delivered constitute, the legal, valid and binding obligations of PentaStar, and shall be enforceable in accordance with their respective terms against PentaStar.

                  (b)      Ownership and Capitalization.

                           (i) As of the date hereof, the authorized, issued and
outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.4(b)(i). Upon the Closing, the authorized, issued and outstanding shares of capital stock of PentaStar will be as set forth in the Prospectus included in the Registration Statement at the time the Registration Statement is declared effective by the SEC.

                           (ii) At the time of issuance thereof and delivery to
the Shareholders, the PentaStar Shares to be delivered to the Shareholders pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of PentaStar's Common Stock, and will be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which such Shareholder is a party.

                  (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which PentaStar is subject or any provision of the Certificate of Incorporation or Bylaws of PentaStar, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar pursuant to any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar is a party or which PentaStar or any of its assets and properties is bound or subject. Except for notices and consents that will be given or obtained by PentaStar prior to the Closing, PentaStar does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

                  (d) At the time that the Registration Statement is declared effective by the SEC, the Registration Statement and the Prospectus will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         3.5. Representations and Warranties of Acquiror. Acquiror represents and warrants to the Company and the Shareholders that the statements contained in this Section 3.5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.5).

                  (a) Organization, Good Standing, Power, Etc. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action of Acquiror. Acquiror has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement constitutes the legal, valid and binding obligations of Acquiror, and shall be enforceable in accordance with its terms against Acquiror. The copies of the articles of incorporation (certified by the Secretary of State of Delaware), bylaws and minute book of Acquiror are attached as Exhibit 3.5(a) are complete and correct and the Surviving Corporation is not in default under or in violation of any provision of its articles of incorporation or bylaws.

                  (b)      Ownership and Capitalization.

                           (i) As of the date hereof, all of the authorized,
issued and outstanding shares of the capital stock of Acquiror are owned by PentaStar.

                  (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which Acquiror is subject or any provision of the certificate of incorporation or bylaws of Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of Acquiror pursuant to any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which Acquiror is a party or which Acquiror or any of its assets and properties is bound or subject. Except for notices and consents that will be given or obtained by Acquiror prior to the Closing, Acquiror does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         3.6. Survival of Representations. The representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.4 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for 30 months, except that the Liabilities of the Shareholders with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(m), 3.1(p), 3.2 and 3.3 and the
Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.4(a) and 3.4(b), shall survive without termination.

         3.7. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof will in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Shareholders, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1. General. Each of the parties will use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholders will, and will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

         4.2. Operation and Preservation of Business. The Shareholders will not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside its ordinary course of business; provided, however, that in no event will any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of the Company or any Shareholder. The Shareholders will cause the Company to keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees intact.

         4.3. Full Access. The Shareholders will cause the Company to permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

         4.4. Notice of Developments. The Shareholders will give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, will be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         4.5. Exclusivity. No Shareholder will, and the Shareholders will not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Shareholder will vote shares of the Company's stock in favor of any such transaction. The Shareholders will notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         4.6. Announcements. Prior to the Closing, no party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties.

         4.7. Closing Date Liabilities. Effective as of immediately prior to the Closing Date, the Shareholders, subject to the limitations on the maximum amount payable by any Shareholder set forth in Section 7.1(a), hereby assume and agree to pay, all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet without further action by the Shareholders, the Company or any other Person.

         4.8. License Agreement. On or before the Closing, the Company will enter into the license agreement, in the form attached as Exhibit 4.8, with International Communications Mgmt., Inc. providing for the use by the Company of the name "ICM Communications Integration, Inc." and the logos currently used by the Company as of the date of this Agreement (the form of which is reproduced in Exhibit 4.8) (the "License Agreement").

         4.9. Agreement with NCI. Prior to the Closing, the Company will enter into the agreement with NCI for the provision of services by the Company to NCI and NCI will deliver a promissory note evidencing its existing obligation to the Company, such agreement and note to be in the form attached as Exhibit 4.9.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

         5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

         5.2. Transition. No Shareholder will take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company from establishing or continuing a business relationship with PentaStar after the Closing except where such action is approved in writing by PentaStar.

         5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Acquired Assets or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

         5.4. Confidentiality. The Shareholders will treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

         5.5. Post-Closing Announcements. Following the Closing, no Shareholder will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of PentaStar.

         5.6. Financial Statements. The Shareholders will, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, all at the sole cost and expense of PentaStar, but without additional consideration to the Shareholders. The Shareholders acknowledge that PentaStar may be required by applicable law to include audited financial statements with respect to the business of the Company in reports filed with governmental agencies and that the inability to audit the financial statements as of the Closing Date promptly after the Closing could have a material adverse effect on PentaStar.

         5.7.     Satisfaction of Liabilities.

                  (a) Promptly following the Closing, the Shareholders, subject to the limitations on the maximum amount payable by any Shareholder set forth in
Section 7.1(a), will assume

Liability for, and pay, all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as applicable, and any Taxes attributable to the transactions contemplated by this Agreement.

                  (b) The Shareholders, at their expense, promptly will take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing Date with any Legal Requirement, upon receipt of notice from PentaStar at any time.

                  (c) PentaStar will pay and perform, as and when due (except to the extent the validity thereof or the Liability therefor is being contested by PentaStar), the Retained Liabilities.

         5.8. Repurchase of Unpaid Receivables. The Shareholders guarantee that the Closing Accounts Receivables, net of any reserve established in accordance with GAAP applied on a consistent basis on the Latest Balance Sheet, will be fully paid to PentaStar in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date. Upon demand by PentaStar at any time after 180 days from the Closing Date, each Shareholder shall pay to PentaStar the full amount of any unpaid Closing Accounts Receivable which are the subject of such demand, provided, however, that no Shareholder shall be required to pay more than 150% of the Total Consideration Paid or Payable to such Shareholder pursuant to 2(k). Upon such payment to PentaStar, the Closing Accounts Receivable which are so paid for by the Shareholders shall, without further action of any party, become the property of the Shareholders. From the Closing until 180 days after the Closing Date, PentaStar will apply its standard accounts receivable collection procedures to the Closing Accounts Receivables; provided, however, that PentaStar will not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivables; and, provided further, that any failure of any collection activities of PentaStar or any such collection agency or other agent will not relieve the Shareholders from their guarantee of the Closing Accounts Receivables as described in this Section 5.8. With respect to the foregoing, all collections for Accounts Receivables shall be applied to the invoice to which such collection relates; provided that if such invoice cannot be reasonably identified by the Surviving Corporation, such collections will be applied on a "first in, first out" or FIFO basis, with the specific exception that a payment made by a customer will not be applied against the oldest outstanding invoice for such customer if such invoice has been disputed by the customer.

         5.9. Termination of Obligations. Effective as of the Closing Date, neither the Company nor PentaStar shall have any Liability to any Shareholder or any relative or affiliate thereof or of the Company, except as otherwise provided in this Agreement or in an Other Seller Agreement. Effective as of the Closing Date, the Shareholders shall not have any Liability to the Company or PentaStar, except as otherwise provided in this Agreement or in an Other Seller Agreement.

         5.10. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for transfers to (a) immediate family members who agree to be bound by the restrictions set forth in this Section 5.10 (and a copy of such agreement is furnished to PentaStar prior to the transfer), (b) trusts, limited partnerships or other estate planning entities for the benefit of a Shareholder or family members of a Shareholder the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), or (c) any charitable organization that qualifies for receipt of charitable contributions under
Section 170(c) of the Code and such organization agrees to be bound by such restrictions, no Shareholder shall sell, assign, exchange, transfer, pledge, or otherwise dispose at any time prior to the date which is 18 months after the Closing of any shares of PentaStar Shares received by such Shareholder as part of the Purchase Price. Thereafter, up to one-third of the PentaStar Shares received at the Closing as part of the Purchase Price by such Shareholder (other than Dennis Schillinger) may be resold at any time, an additional one-third of the PentaStar Shares received at the Closing as part of the Purchase Price by such Shareholder (other than Dennis Schillinger) may be resold by such Shareholder beginning 24 months after the Closing and the remaining one-third may be resold by such Shareholder (other than Dennis Schillinger) beginning 30 months after the Closing. Beginning 18 months after the Closing, Dennis Schillinger may sell 33.33% of the PentaStar Shares received at the Closing as part of the Purchase Price and beginning 24 months after the Closing, Dennis Schillinger may sell an additional 16.67% of the PentaStar Shares received at the Closing as part of the Purchase Price. The remaining PentaStar Shares received by Dennis Schillinger, other than those subject to the Schillinger Escrow Agreement, shall not be sold by Schillinger until the earlier of the fifth anniversary of the Closing Date or the sale of all or substantially all of the outstanding capital stock or assets of PentaStar. Certificates for the PentaStar Shares delivered to the Shareholders pursuant to this Agreement will bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 13, 1999 (THE "AGREEMENT"), BY AND AMONG THE ISSUER AND OC MERGERCO 2, INC., ICM COMMUNICATIONS INTEGRATION, INC. AND THE SHAREHOLDERS OF ICM COMMUNICATIONS INTEGRATION, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.

PentaStar shall issue separate certificates to each Shareholder representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.10.

         5.11. Underwriter and Securities Act Restrictions. The restrictions set forth in Section 5.10 shall be in addition to any restrictions on transfer imposed by the underwriters in connection with the IPO (not to exceed eighteen months after the Closing) and the Securities Act. The Shareholders agree to comply with such additional restrictions.

6.       Conditions to Closing.

         6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) each Shareholder's and the Company's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.5 and the subject matter thereof shall be satisfactory to PentaStar;

                  (b) the Shareholders and the Company shall have performed and complied with all of their covenants hereunder through the Closing;

                  (c) the Shareholders and the Company shall have given, or shall have caused the Company to give, all notices and procured, or shall have caused the Company to procure, all of the third-party consents (including the consent of US West), authorizations and approvals required to consummate the transactions contemplated by this Agreement, including the Transaction, all in form and substance reasonably satisfactory to PentaStar;

                  (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Acquiror to own the Company or the Acquired Assets and conduct the Company's business, and no such Order shall be in effect;

                  (e) there shall have been no material adverse change in the Company, the Acquired Assets or the Company's business between the date of execution of this Agreement and the Closing;

                  (f) the LLC shall have been liquidated and dissolved;

                  (g) the Shareholders shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (f) is satisfied in all respects, (ii) a certificate of existence, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation, (iii) a certificate setting forth the amount of the Retained Liabilities (other than the Retained Liabilities described in clause (a) thereof) and (iv) a tax status letter, dated within 10 days of the Closing;

                  (h) the Other Seller Agreements shall have been executed and delivered by the Shareholders, as applicable;

                  (i) PentaStar shall have received from counsel to the Shareholders an opinion in form and substance as set forth in Exhibit 6.1(i) addressed to PentaStar dated as of the Closing;

                  (j) the Registration Statement shall have been declared effective by the SEC and not be subject to any stop order proceeding and the underwriters named therein shall have agreed to acquire and shall have acquired PentaStar's common stock on a firm commitment basis on terms satisfactory to PentaStar;

                  (k) PentaStar shall have received from the Shareholders or the Company evidence of the termination of all Encumbrances filed against the Acquired Assets;

                  (l) PentaStar shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

                  (m) stock certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, shall have been delivered by the Shareholders to PentaStar;

                  (n) the Company shall have delivered to PentaStar possession and control of the Company and the Acquired Assets, including, without limitation, all stock certificate books, minute books, corporate seals, and all other corporate and financial records of the Company;

                  (o) the Shareholders and the Company shall have delivered, or caused the Company to deliver, to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar; and

                  (p) Schillinger shall have entered into the Schillinger Escrow Agreement; and

                  (q) the License Agreement shall be in full force and effect.

PentaStar may waive any condition specified in this Section 6.1 at or prior to the Closing.

         6.2. Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) PentaStar's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing;

                  (b) PentaStar shall have performed and complied with all of its covenants hereunder through the Closing Date;

                  (c) PentaStar shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in Sections 6.2(a) and (b) is satisfied in all respects;

                  (d) the Other PentaStar Agreements shall have been executed and delivered by PentaStar;

                  (e) the Shareholders shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(e), addressed to the Shareholders and dated as of the Closing;

                  (f) the Registration Statement shall have been declared effective by the SEC and not be subject to any stop order proceeding and the underwriters named therein shall have agreed to acquire and shall have acquired PentaStar's common stock on a firm commitment basis on terms satisfactory to PentaStar; and

                  (g) PentaStar shall have paid and deposited the Purchase Price pursuant to Section 2.

The Shareholders' Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.       Remedies for Breaches of This Agreement.

         7.1. Indemnification Provisions for Benefit of PentaStar and the
Company.

                  (a) If any Shareholder breaches (or if any Person other than PentaStar alleges facts that, if true, would mean any Shareholder has breached) any of the representations or warranties of any Shareholder or the Company contained herein and PentaStar gives notice thereof to the Shareholders' Agent within the Survival Period, or if any Shareholder breaches any covenants of any Shareholder or the Company contained herein or any representations, warranties or covenants of any Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholders' Agent, then, subject to
Section 7.6, each Shareholder agrees to indemnify and hold harmless PentaStar and the Surviving Corporation from and against any Adverse Consequences PentaStar or the Surviving Corporation may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period, up to, but in no event to exceed 150% of the Total Consideration Paid or Payable to such Shareholder pursuant to Section 2(k). In determining for all purposes under this Agreement (including this Section 7 and Section 8) whether there has been a breach of any representation or warranty contained in Sections 3.1, 3.2 and 3.3 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by

PentaStar or the Surviving Corporation, such representations and warranties shall not be qualified (other than by (A) the reference to "knowledge" set forth in the last sentence of Section 3.1(o) and (B) the references to "material" set forth in Section 3.1(u)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. Each Majority Shareholder also agrees to indemnify and hold harmless PentaStar and the Surviving Corporation from and against any Adverse Consequences PentaStar or the Surviving Corporation may suffer up to, but in no event to exceed 150% of the Total Consideration Paid or Payable to such Majority Shareholder pursuant to
Section 2(k), and each Minority Shareholder agrees to indemnify and hold harmless PentaStar and the Surviving Corporation from and against any Adverse Consequences PentaStar or the Surviving Corporation may suffer, but in no event to exceed 100% of the Total Consideration Paid or Payable to such Minority Shareholder pursuant to Section 2(k) which result from, arise out of, relate to or are caused by (i) any Liability of the Company or any Shareholder not included in the Retained Liabilities (other than Closing Date Liabilities in an amount not exceeding the amount of the Closing Date Liabilities set forth on the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as applicable) or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or any Shareholder or any predecessor with respect to, or any event or circumstance related to, the Company's, any Shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which any Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement. Notwithstanding the foregoing, the Liability of the Shareholders to indemnify PentaStar and the Surviving Corporation in the aggregate under this Section 7.1(a) shall not exceed the Total Consideration Paid or Payable to all of the Shareholders pursuant to Section 2(k). The date of any notice of any claim for indemnification given by PentaStar to the Shareholders' Agent shall be referred to as a "Notice Date."

                  (b) Amounts needed to cover any indemnification claims resolved in favor of PentaStar against any Shareholder during the Escrow Period will be paid to PentaStar first out of the funds escrowed pursuant to the Escrow Agreement, along with interest from the date of the Closing at the rate applicable to the escrowed funds. Subject to Section 7.6 and the last sentence of Section 7.1(a), each Shareholder shall have personal Liability for any additional amounts needed to cover such claims, which amounts will be paid directly to PentaStar, provided, however, that notwithstanding anything in this Agreement to the contrary, the Liability of each Majority Shareholder under this Agreement shall in no event exceed 150% of the Total Consideration Paid or Payable to such Majority Shareholder pursuant to Section 2(k) and the Liability of each Minority Shareholder shall in no event exceed 100% of the Total Consideration Paid or Payable to such Minority Shareholder pursuant to Section 2(k). At the end of the Escrow Period, amounts that may be needed to cover pending indemnification claims made by PentaStar (such amounts to be determined by PentaStar based upon the reasonable exercise of its business judgment) will be retained in the Escrow Account until such claims are resolved, and any excess on deposit therein, including any accrued interest, will be paid to the Shareholders. Nothing in this Section 7.1(b) will be construed to limit PentaStar's or the Surviving Corporation's right to indemnification to amounts on deposit in the Escrow Account. PentaStar and the Shareholders' Agent shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed funds will be settled by arbitration as provided in this Agreement. PentaStar, on the one hand, and the Shareholders jointly and severally, on the other hand, shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to paragraph a. of Article 2 of the Escrow Agreement and, except as otherwise determined pursuant to Section 9.11 of this Agreement, one-half of any amounts payable pursuant to paragraph b. of such Article 2.

         7.2. Indemnification Provisions for Benefit of the Shareholders. If PentaStar breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholders' Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar breaches any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholders' Agent gives notice thereof to PentaStar, then PentaStar agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences the Shareholders may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.4 and in determining the amount of Adverse Consequences suffered by the Shareholders for purposes of this
Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

         7.3.     Matters Involving Third Parties.

                  (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying

Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the

Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         7.4. Right of Offset. PentaStar will have the right to offset any Adverse Consequences it may suffer against any amounts payable pursuant to this Agreement or any Other Seller Agreement to any Shareholder or any relative or affiliate of any Shareholder at or after the Closing.

         7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

         7.6. Basket. Notwithstanding anything to the contrary in this Section 7, the Shareholders will not have any obligation to indemnify PentaStar or the Surviving Corporation from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Shareholders or the Company set forth in
Section 3.1, 3.2 or 3.3 until PentaStar and the Surviving Corporation have suffered Adverse Consequences by reason of any or of all such breaches in excess of Ten Thousand Dollars ($10,000) in the aggregate, after which point the Shareholders will be obligated to indemnify PentaStar and the Surviving Corporation from and against the entirety of any such Adverse Consequences exceeding Ten Thousand Dollars ($10,000).

8.       Termination.

         8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                  (a) PentaStar and the Shareholders' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) PentaStar may terminate this Agreement by giving written notice to the Shareholders' Agent at any time prior to the Closing (i) in the event any Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholders' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before January 31, 2000.

                  (c) the Shareholders' Agent may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholders' Agent has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before January 31, 2000).

         8.2. Effect of Termination. Neither the Company, on the one hand, nor PentaStar and the Acquiror, on the other hand, will have any liability or obligation to the other upon termination of this Agreement for any reason whatsoever, unless the termination is directly based on or arising from a material breach of any representations, warranties or covenants contained in this Agreement of the Company and the Shareholders, on the one hand, or PentaStar and the Acquiror, on the other hand, and such breach results in, relates to or concerns an item, fact or circumstance that is materially adverse to the Company, on the one hand, or PentaStar or the Acquiror, on the other hand, as applicable. In the case of such a breach, the Company and the Shareholders, on the one hand, or PentaStar and the Acquiror, on the other hand, shall be entitled to seek all relief to which it or they are entitled under applicable law from PentaStar and the Acquiror and the Company, as applicable, but not from any Shareholder. Notwithstanding anything herein in this Agreement to the contrary, no Shareholders shall have any liability to PentaStar or the Acquiror upon the termination of this Agreement for any reason whatsoever.

         8.3. Confidentiality. If this Agreement is terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.       Miscellaneous.

         9.1. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         9.3. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Shareholder may assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar may assign its rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all applicable purposes.

         9.5. Headings and Terms. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense.

         9.6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

If to the
Shareholders:                                 Copy to:

Addressed to the                              Peterson Russell Cofano, PLLC
Shareholders' Agent at:                       870 Skyline Tower
ICM Communications Integration, Inc.          10900 NE 4th Street
4122 128th Avenue, S.E., Suite 300            Bellevue, Washington 98004-5873
Bellevue, Washington  98006                   Attn: Pete Peterson
Attn:  Dennis Schillinger                     Telecopy: (425) 451-0714
Telecopy: (425) 456-1301

If to PentaStar:                              Copy to:

PentaStar Communications, Inc.                Sherman & Howard L.L.C.
1522 Blake Street                             633 Seventeenth Street, Suite 3000
Denver, Colorado  80202                       Denver, Colorado  80202
Attn: President                               Attn: B. Scott Pullara
Telecopy:  (303) 620-9016                     Telecopy:  (303) 298-0940

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.7. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholders' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholders will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company prior to the Closing or by any Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided, however, that prior to the Closing Date the Company may use any cash to pay Seller Transaction Expenses; and provided, further, that PentaStar will pay the accounting fees and expenses necessary to prepare audited financial statements of the Company with respect to any period prior to August 1, 1997 if PentaStar determines to have such an audit.

         9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholder's Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

         9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" will mean including without limitation. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.14. Shareholders' Agent. Each Shareholder hereby authorizes and appoints the Shareholders' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which any Shareholder may assert, or have the right to assert, against PentaStar, or (ii) any claims which PentaStar may assert, or have the right to assert, against any Shareholder. The Shareholders' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholders' Agent has been substituted as agent of the Shareholders by reason of his death, disability or resignation, PentaStar shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholders' Agent with respect to the matters covered by this Section
9.14. No Shareholder shall act with respect to any of the matters which are the subject of this Agreement except through the Shareholders' Agent. The Shareholders acknowledge and agree that PentaStar may deal exclusively with the Shareholders' Agent in respect of such matters, that the enforceability of this
Section 9.14 is material to PentaStar, and that PentaStar has relied upon the enforceability of this Section 9.14 in entering into this Agreement.

              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY,
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PENTASTAR:

                                       PENTASTAR COMMUNICATIONS, INC.


                                       By:        /s/ Craig J. Zoellner
                                                 ----------------------------
                                       Name:      Craig J. Zoellner
                                                 ----------------------------
                                       Title:     President
                                                 ----------------------------


                                       ACQUIROR:

                                       OC MERGERCO 2, INC.


                                       By:        /s/ Craig J. Zoellner
                                                 ----------------------------
                                       Name:      Craig J. Zoellner
                                                 ----------------------------
                                       Title:     President
                                                 ----------------------------

                                       COMPANY:

                                       ICM COMMUNICATIONS INTEGRATION, INC.


                                       By:        /s/ Dennis Schillinger
                                                 ----------------------------
                                       Name:      Dennis Schillinger
                                                 ----------------------------
                                       Title:     President
                                                 ----------------------------


                                       SHAREHOLDERS:


                                                 /s/ Dennis Schillinger
                                                 ----------------------------
                                                 Dennis Schillinger


                                                 /s/ Nicolas van Gelder
                                                 ----------------------------
                                                 Nicolas van Gelder


                                                 /s/ Norma Douthit
                                                 ----------------------------
                                                 Norma Douthit


                                                 /s/ John Hall
                                                 ----------------------------
                                                 John Hall


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                 /s/ Charles Gibson
                                                 ----------------------------
                                                 Charles Gibson


                                                 /s/ Jeanette Murphy,
                                                     by Nicholas van Gelder
                                                 ----------------------------
                                                 Jeanette Murphy, by Nicholas
                                                  van Gelder, her
                                                  attorney-in-fact


                                                 /s/ Rick Johnson
                                                 ----------------------------
                                                 Rick Johnson


                                                 /s/ Ed Peterson
                                                 ----------------------------
                                                 Ed Peterson


SPOUSES OF SHAREHOLDERS (NOT SHAREHOLDERS)


Monica Schillinger
----------------------------
Monica Schillinger


/s/ Kirstin van Gelder
----------------------------
Kirstin van Gelder


/s/ David T. Douthit
----------------------------
David T. Douthit


/s/ Judy Gibson
----------------------------
Judy Gibson


/s/ Dennis M. Baluseio, by Nicholas van Gelder
----------------------------------------------
Dennis M. Baluseio, by Nicholas van Gelder,
his power of attorney


/s/ Margaret Johnson
----------------------------
Margaret Johnson

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                  Exhibit 1.1(a)

                                  DEFINED TERMS


              Acquiror has the meaning given it in the preamble to this Agreement.

              Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company.

              Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence.

              Affiliated Group means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

              Articles of Merger has the meaning given it in Section 2(g).

              Benefit Arrangement has the meaning set forth in Section 3.1(m)(iii).

              Business Day means any day on which commercial banks are open for business in Denver, Colorado and Seattle, Washington.

              Cash means cash, cash equivalents, and commissions for the most recent Payment Period, which are undisputed and which were either customers' orders submitted or customer installations completed during the Payment Period and were payable pursuant to the US West Contract, but unpaid.

              Cash Covered Accrued Commission Liability means accrued sales commissions payable by the Company resulting from any sale by the Company prior to the Closing Date, if and only to the extent that the Company has not received payment prior to the Closing Date of the amount in respect of which such accrued sales commission was earned.

              Certificate of Merger has the meaning given it in Section 2(g).

              Closing and Closing Date have the meanings given in Section 2(n).

              Closing Accounts Receivable means all accounts (including late fees and interest charges thereon) and notes receivable of the Company which are in existence as of the Closing Date.

              Closing Date Balance Sheet has the meaning given it in Section
2(l).

              Closing Date Liabilities means all Liabilities of the Company, but excluding Retained Liabilities.

              Code means the Internal Revenue Code of 1986, as amended.

              Company has the meaning given it in the preamble to this Agreement, except that for purposes of Sections 3.1, 3.2 and 3.3, the term the "Company" shall mean the Company and all of its Subsidiaries.

              Company Shares has the meaning given it in Section 3.1(b)(i).

              Company Welfare Plan has the meaning given it in Section
3.1(m)(i).

              Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

              Effective Time has the meaning given it in Section 2(g).

              Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

              Employee Pension Benefit Plan has the meaning set forth in ERISA
Section 3(2).

              Employee Welfare Benefit Plan has the meaning set forth in ERISA
Section 3(1).

              Employment Agreement means the Employment and Noncompetition Agreement between PentaStar and Dennis Schillinger in the form of Exhibit 1.1(b).

              Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

              Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), as amended.

              ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.



                               Exhibit 1.1(a) - 2

              ERISA Affiliate means any entity which is controlled by, or is under common control with, the Company, as determined under ERISA Section 4001(a)(14).

              Escrow Account means the account established pursuant to the Escrow Agreement.

              Escrow Agent means Norwest Bank Colorado, NA.

              Escrow Agreement means the Escrow Agreement among PentaStar, the Shareholders, the Shareholders' Agent and Norwest Bank Colorado, N.A. (the "Escrow Agent") in the form of Exhibit 2(k)(i) with respect to the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (the "Escrow Period").

              Escrow Deposit has the meaning given it in Section 2(k).

              Escrow Period has the meaning given it in the definition of Escrow Agreement.

              Estimated Closing Date Balance Sheet has the meaning given it in
Section 2(j).

              GAAP means generally accepted accounting principles as in effect from time to time in the United States.

              Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

              Guaranteed Shares is defined in Section 2(k) and refers to the PentaStar Shares received in the Merger subject to adjustment under Section 2(k).

              Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

              IPO means the initial public offering of PentaStar's Common Stock pursuant to the Registration Statement.

              Indemnified Party has the meaning given it in Section 7.3(a).

              Indemnifying Party has the meaning given it in Section 7.3(a).

              Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

              Key Employee means an employee, other than an executive, whose responsibilities are integral or material to the sustained operations of the business or the implementation of the business plan.



                               Exhibit 1.1(a) - 3

              Latest Balance Sheet has the meaning given it in Section 3.1(d).

              Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

              License Agreement has the meaning given it in Section 4.8.

              Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

              LLC has the meaning given it in Recital A.

              Majority Shareholder means a Shareholder owning more than three percent (3%) of the issued and outstanding shares of the Company prior to the Merger.

              Merger has the meaning given it in Section 2.

              Minority Shareholder means a Shareholder other than a Majority Shareholder.

              NASDAQ means the national automated quotation system maintained by the National Association of Securities Dealers, Inc.

              NCI has the meaning given it in Section 3.1(h)(i)(O).

              Noncompetition Agreement means the Noncompetition Agreement among PentaStar and the Shareholders (other than Schillinger) in the form of Exhibit 1.1(c).

              Notice Date has the meaning given it in Section 7.1(a).

              Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

              Other PentaStar Agreements means the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Schillinger Escrow Agreement and the other documents and instruments to be executed and delivered by PentaStar pursuant to this Agreement.

              Other Seller Agreements means the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Schillinger Escrow Agreement and other documents and instruments to be executed and delivered by any Shareholder or any relative or affiliate of the Company or of any Shareholder pursuant to this Agreement.

              Payment Period means the calendar month prior to the month before Closing.


                               Exhibit 1.1(a) - 4

              PentaStar has the meaning given it in the preamble to this Agreement.

              PentaStar Common Stock means the common stock of PentaStar.

              PentaStar Shares has the meaning set forth in Section 3.3(a).

              Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

              Per Share IPO Price has the meaning given it in Section 2(k).

              Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

              Premises means the real property, buildings and improvements thereon constituting the business premises of the Company located at 4122 Factoria Boulevard, SE, Suite 300, 310, and Suite 400 (which is subleased to
NCI), Bellevue, Washington 98006 and 12300 SE Mallard Way, Suite 250, Milwaukie, Oregon.

              Principal Customer has the meaning given it in Section 3.1(o).

              Principal Provider has the meaning given it in Section 3.1(o).

              Prospectus means the final prospectus included as a part of the Registration Statement at the time such Registration Statement is declared effective by the SEC.

              Purchase Price has the meaning given it in Section 2(k).

              Purchaser Representative has the meaning given it in Section
3.3(a).

              Purchaser Representative Documents has the meaning given it in
Section 3.3(a).

              Registration Statement has the meaning given it in Section 3.3(a).

              Retained Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts which are identified by the Company on Exhibit 1.1(d) with respect to the period after the Closing Date, (b) trade payables incurred in the ordinary course of business which are not past due based upon their normal, stated terms, (c) accrued liabilities incurred in the ordinary course of business which are not past due based upon their normal, stated terms (e.g., payroll and Simple IRA Plan), but excluding accrued bonus (other than quarterly bonuses, payable in the ordinary course of business, consistent with past practice), accrued profit sharing, accrued rent and accrued Liabilities for Taxes (to the extent accrued Taxes payable exceed tax deposits, other than personal property taxes assessed, but not payable, and with respect to payroll taxes, only to the extent of payroll taxes due but not paid as of the Closing Date) and (d) Cash Covered Accrued Commission Liabilities. Retained Liabilities will not include any other Liability.



                               Exhibit 1.1(a) - 5

              Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

              SEC means the United States Securities and Exchange Commission.

              Schillinger means Dennis Schillinger.

              Schillinger Escrow Agreement means the Principal Stockholder's Escrow and Contingent Stock Agreement between PentaStar and Dennis Schillinger in the form of Exhibit 2(k)(ii).

              Securities Act means the Securities Act of 1933, as amended.

              Seller Transaction Expenses has the meaning given it in Section 9.10.

              Shareholders has the meaning given it in the preamble to this Agreement.

              Shareholders' Agent means Dennis Schillinger (or the substituted agent described in Section 9.14) acting as agent for the Shareholders pursuant to Section 9.14.

              Shares means all of the issued and outstanding capital stock of the Company.

              Simple IRA Plan means the Company's simple IRA plan.

              Stock/LLC Exchange has the meaning given it in Recital A.

              Subsidiary means, with respect to the Company, any corporation, partnership, limited liability company or entity in which the Company has an equity interest.

              Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.5.

              Surviving Corporation has the meaning given it in the preamble to this Agreement.

              Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

              Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              Third Party Claim has the meaning given it in Section 7.3(a).



                               Exhibit 1.1(a) - 6

              Third Party Product has the meaning given it in Section 3.1(r).

              Total Consideration Paid or Payable means, with respect to any Shareholder, the sum of (a) the amount of cash paid or payable to such Shareholder under Section 2(k) and (b) the value of the PentaStar Shares paid or payable to such Shareholder under Section 2(k). The value of such PentaStar Shares will be determined as of the date that is 180 days after the Closing Date, with respect to the Shareholders' obligation to pay the full amount of any unpaid Closing Accounts Receivable under Section 5.8, or on the Notice Date with respect to any claim for indemnification under Section 7.1(a) or 7.3 for which notice is given by PentaStar, as applicable, with respect to the Shareholders' Liability to pay such claim, as the case may be. The value of any PentaStar Share under this Agreement will be the fair market value of a share of PentaStar Common Stock as of any date of determination, as follows. If shares of PentaStar Common Stock are not traded on any stock exchange within the United States or listed or quoted on NASDAQ or any successor quotation system, the fair market value of such share shall be the most recent value as reasonably determined by the Board of Directors of PentaStar in good faith. If shares of PentaStar Common Stock are so traded, listed or quoted, the fair market value of a share of such shares will be (i) the closing price of a share of PentaStar Common Stock on the principal exchange on which shares of PentaStar Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if PentaStar Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the PentaStar Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system.

              Transaction has the meaning given it in Recital B.

              US West means U.S. West Communications, Inc.

              US West Contract has the meaning given it in 3.1(o).


                               Exhibit 1.1(a) - 7

                                                                     EXHIBIT 3.2


     (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary.

     (b) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present in all material respects with respect to the Company the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

     (c) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened, or proposed with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company, nor is the Company required to take any action in order to avoid any such violation or default.

     (d) The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

     (e) Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or could reasonably be expected to have in the future a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter document) or by-laws.

     (f) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets that are material to the Company (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are uncontested to the knowledge of the Company. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company, free and clear of all liens, security interests, pledges, and encumbrances. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus). The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others, except for such infringements which in the aggregate would not result in a material adverse effect on the Company. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or could reasonably be expected in the future to have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

     (g) Neither the Company nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended by the International Anti-Bribery Act of 1998; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company has not accepted any material advertising allowances or marketing allowances from suppliers to the Company or, to the extent any advertising allowance has been accepted, the Company has provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted.

     (h) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of PentaStar to facilitate the sale or resale of shares ("Shares") of PentaStar's common stock to be purchased by the underwriter as described in the Prospectus, or (ii) since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of PentaStar.

     (i) The Company has not distributed written offering material in connection with the offering and sale of the Shares to be purchased by the underwriter as described in the Prospectus.

     (j) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect, except as described in or contemplated by the Prospectus.

     (k) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

     (l) Except as disclosed in the Prospectus, and to the Company's best knowledge after reasonable investigation, all hardware, firmware, software and computer systems of the Company and, to the Company's knowledge, of respective material vendors and suppliers of the Company, will be by the Closing Date, year 2000 Compliant (as defined below) and will continue to function in accordance with their independent purpose without material error or material interruption as a result of the transition to the year 2000, to the extent that data submitted or processed is unambiguous and date specific, except for such errors and interruptions which in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company will not incur any additional material costs for the Company to become year 2000 Compliant. For purposes of this paragraph, "year 2000 Compliant" means, with respect to the Company or its respective material vendors and suppliers, that the hardware, firmware, software and computer systems of each of the foregoing (i) will completely and accurately address, produce, store and calculate data involving dates before, on or after January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions, and (ii) will provide that date related functionalities and data fields include the indication of century and millennium and will perform calculations that involve a four-digit year.

     (m) Except as set forth in the Prospectus, there is no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which could reasonably be expected to result in judgments against the Company not adequately covered by insurance or which collectively could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would materially affect the properties or assets of the Company.

     (n)      Except as set forth in the Prospectus:

                      i. The Company has obtained all permits, licenses and
              other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company (the "Property"), all such permits, licenses and authorizations, if any, obtained are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company is in full compliance with all terms and conditions of all such permits, licenses and authorizations, if any, obtained by the Company.

                      ii. To the best knowledge of the Company's executive
              officers, the Company and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                      iii. The Company has not, and to the best knowledge of the
              Company's executive officers, no other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

                      iv. Except as provided to PentaStar in writing, there
              exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

                      v.       Definitions:  As used herein:

                               (1) Environmental Laws means all federal, state
                      and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                               (2) Hazardous Substances, Oils, Pollutants or
                      Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. ss.300.6, or defined as such under any Environmental Law.

                               (3) Release means any release, spill, emission,
                      discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

     (o) The Company is not a party to any agreement giving rise to any obligation by the Company or any subsidiary to pay any third party royalties or fees of any kind whatsoever with respect to any technology developed, employed, used or licensed by the Company or any subsidiary, other than as is disclosed in the Prospectus.

     (p) The issued and outstanding shares of common stock of the Company and all other securities issued and sold or exchanged by the Company were not required to be registered under any applicable state or federal securities laws and regulations when issued and sold or exchanged and were issued and sold or exchanged in compliance with applicable exemptions from registration under federal and state securities laws.